Exhibit 10.24

[Execution Copy]

Purchase and Sale Agreement

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of January 3, 2005, is by and between R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), and Greenwich Street Capital Partners II, L.P. (“GSCP II”), a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands limited partnership, and TRV Executive Fund, L.P., a Delaware limited partnership (collectively, the “GSC Entities” and each a “GSC Entity”).

WHEREAS, the GSC Entities are the beneficial owners of 5,964,804 shares of common stock, par value $1.25 per share (the “Shares”), of the Company;

WHEREAS, each GSC Entity desires to sell to the Company the number of Shares listed next to its name on Schedule I hereto and the Company desires to purchase from each GSC Entity such number of the Shares, subject to the terms and conditions described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to purchase on the Closing Date (as hereinafter defined) and the GSC Entities jointly agree to sell on the Closing Date the Shares, free and clear of all liens, encumbrances, claims and security interests, at a per share price of $33.53, for an aggregate price of $199,999,878.12.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the GSC Entities as follows:

(a) Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization; Non-Contravention. The Company has the requisite power and authority to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions hereof, will (i) result in a violation of any of the terms, conditions or provisions of the Company’s charter or bylaws, (ii) result in a violation of any law, rule or regulation applicable to the Company, or (iii) constitute a default or create a right of termination or acceleration under any material agreement or instrument to which the Company is a party, except in the case of clause (ii) or (iii) for such violations, defaults or rights of termination or acceleration that would not result in a material adverse effect upon the consummation of the transactions contemplated hereby by the Company.

3. Representations and Warranties of the GSC Entities. The GSC Entities hereby jointly and severally represent and warrant to the Company as follows:

(a) Due Organization. Each GSC Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization.

(b) Authorization: Non-Contravention. Each GSC Entity has the requisite power and authority to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each GSC Entity and constitutes a valid and binding agreement of each GSC Entity enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions hereof, will (i) result in a violation of any of the terms, conditions or provisions of any GSC Entity’s constituent documents, (ii) result in a violation of any law, rule or regulation applicable to any GSC Entity, or (iii) constitute a default or create a right of termination or acceleration under any material agreement or instrument to which any GSC Entity is a party, except in the case of clause (ii) or (iii) for such violations, defaults or rights of termination or acceleration that would not result in a material adverse effect upon the consummation of the transactions contemplated hereby by any GSC Entity.

(c) Title. Each GSC Entity is the sole record owner of the Shares sold by it hereunder. Except for the security interest granted to Bank of Nova Scotia under the Second Amended and Restated Credit Agreement dated as of August 13, 2004 among GSCP Recovery Inc., as Borrower, and Bank of Nova Scotia, as Administrative Agent and Lead Arranger (the “Existing Lien”), each GSC Entity has, good and valid title to the Shares to be sold by such GSC Entity hereunder, free and clear of all liens, encumbrances, claims and security interests.

4. Closing. Subject to the satisfaction of the condition set forth in Sections 5 and 6 hereof, the purchase and sale of the Shares (the “Closing”) shall occur on January 6, 2005 (such date being the “Closing Date”). The Closing shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, at which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

(a) Deliveries by the Company. At the Closing the Company shall deliver or cause to be delivered the following to GSCP II:

(1)	an amount equal to $199,999,878.12 by wire transfer of immediately available funds to the account specified by GSCP II; and

(2)	a certificate, dated the Closing Date, of an executive officer of the Company, certifying on behalf of the Company that, as of such date, the representations and warranties of the Company contained herein are true and correct with the same force and effect as though made on and as of such date.

(b) Deliveries by the GSC Entities. At the Closing, the GSC Entities shall deliver or cause to be delivered the following to the Company:

(1)	the Shares, free and clear of all liens, encumbrances, claims and security interests;

(2)	a certificate, dated the Closing Date, of an executive officer of each GSC Entity, certifying on behalf of such GSC Entity that, as of such date, the representations and warranties of such GSC Entity contained herein are true and correct with the same force and effect as though made on and as of such date; and

(3)	evidence, reasonably satisfactory to the Company, that the Existing Lien shall have been extinguished and released.

5. Conditions to the Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment of each of the following conditions:

(a) Performance. Each GSC Entity shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

(b) Representations and Warranties. The representations and warranties of each GSC Entity contained herein shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date.

(c) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued that prevents the consummation of the transactions contemplated hereby.

6. Conditions to the Obligations of the GSC Entities. The obligations of the GSC Entities under this Agreement are subject to the fulfillment of each of the following conditions:

(a) Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(c) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued that prevents the consummation of the transactions contemplated hereby.

7. Covenant to Obtain Extinguishment and Release of Existing Lien. Each GSC Entity covenants and agrees to use commercially reasonable best efforts to obtain the extinguishment and release of the Existing Lien at the earliest practicable time.

8. Successors and Assigns; Waiver. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. No party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

9. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

10. Expenses. Regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.

R.R. DONNELLEY & SONS COMPANY

By:	/S/ KEVIN J. SMITH
Name: Kevin J. Smith Title: Executive V.P. & Chief Financial Officer

GREENWICH STREET CAPITAL PARTNERS II, L.P.

By:	/S/ MATTHEW C. KAUFMAN
Name: Matthew C. Kaufman Title: Managing Director

GREENWICH STREET EMPLOYEES FUND, L.P.

By:	/S/ MATTHEW C. KAUFMAN
Name: Matthew C. Kaufman Title: Managing Director

GREENWICH FUND, L.P.

By:	/S/ MATTHEW C. KAUFMAN
Name: Matthew C. Kaufman Title: Managing Director

GSCP OFFSHORE FUND, L.P.

By:	/S/ MATTHEW C. KAUFMAN
Name: Matthew C. Kaufman Title: Managing Director

TRV EXECUTIVE FUND, L.P.

By:	/S/ MATTHEW C. KAUFMAN
Name: Matthew C. Kaufman Title: Managing Director

Schedule I

Name of GSC Entity	Number of Shares

Greenwich Street Capital Partners II, L.P.	5,328,823
Greenwich Street Employees Fund, L.P.	318,120
Greenwich Fund, L.P.	180,507
GSCP Offshore Fund, L.P.	111,091
TRV Executive Fund, L.P.	26,263

Total	5,964,804